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                                                                    EXHIBIT 23.2

                                        CONSENT OF DELOITTE & TOUCHE EXPERTA LTD


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-72130, 33-58362, 333-3846, 333-35215, 333-40634 and 333-50330 of Genta
Incorporated on Form S-3 and Registration Statement Nos. 33-85887, 333-94181 and 333-94185 of Genta Incorporated on Form S-8 of our report dated April 15, 1999, with respect to the financial statements of Genta Jago Technologies B.V., appearing in this Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 1998 (which report expressed an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern).


                                             DELOITTE & TOUCHE EXPERTA LTD.

Basel, Switzerland
March 27, 2001


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